   As filed with the Securities and Exchange Commission on October 24, 1997
                                                 Registration No.    -

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                               ------------------------

                                       FORM S-8
               Registration Statement under the Securities Act of 1933

                               ------------------------

                                   INTERLEAF, INC.
                (Exact name of registrant as specified in its charter)

                               ------------------------

         Massachusetts                                04-2729042
(State or other jurisdiction of)        (IRS Employer Identification Number)
 incorporation or organization)


     62 Fourth Avenue, Waltham, MA                        02154
(Address of principal executive offices)                (Zip Code)

                           1994 EMPLOYEE STOCK OPTION PLAN
                               (Full title of the plan)

                               ------------------------

                           Craig Newfield, General Counsel
                                   Interleaf, Inc.
                                   62 Fourth Avenue
                             Waltham, Massachusetts 02154
                       (Name and address of agent for service)

                                     (617)290-0710
            (Telephone number, including area code, of agent for service)


                           CALCULATION OF REGISTRATION FEE


Title of Each Class                     Proposed Maxi-        Proposed Maxi-      Amount of
 Securities to be      Amount to be      mum Offering         mum Aggregate      Registration
   Registered           Registered     Price Per Share(1)    Offering Price(1)       Fee
------------------     ------------    ------------------    -----------------   -------------

   Common Stock,        1,000,000            $2.77              $2,770,000           $840
  $.01 par value         shares


__________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h), under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock in the National Market System as reported by NASDAQ on October 21, 1997.

    This Registration Statement on Form S-8 relates to 1,000,000 additional shares of Common Stock, $.01 par value per share, to be offered pursuant to the 1994 Employee Stock Option Plan (the "Plan") of Interleaf, Inc. A Registration Statement on Form S-8 relating to shares of Common Stock offered pursuant to the Plan was filed with the Securities and Exchange Commission on September 16, 1994 and is effective. The contents of such Registration Statement on Form S-8 (file No. 33-84214) are hereby incorporated herein by reference.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on October 24, 1997.

                             INTERLEAF, INC.

                             By:   /s/ Jaime W. Ellertson
                                   -----------------------
                                   President and Chief Executive Officer


                                  POWER OF ATTORNEY


    We, the undersigned officers and directors of Interleaf, Inc., hereby severally constitute and appoint Jaime W. Ellertson and Robert R. Langer, and each of them acting singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Interleaf, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    WITNESS our hands and common seal on the date set forth below.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                  Title                          Date
         ---------                  -----                          -----

/s/ Jaime W. Ellertson     President and Chief Executive      October 24, 1997
-----------------------    Officer and Director
Jaime W. Ellertson         (Principal Executive Officer)

/s/ Robert R. Langer       Executive Vice President and      October 24, 1997
-----------------------    Chief Financial Officer and
Robert R. Langer           Director (Principal Financial
                           and Accounting Officer)

/s/ Frederick B. Bamber    Director                          October 24, 1997
------------------------
Frederick B. Bamber

         Signature                  Title                          Date
         ---------                  -----                          -----

/s/ David A. Boucher         Director                           October 24, 1997
------------------------
David A. Boucher

/s/ Rory J. Cowan            Chairman of the Board of           October 24, 1997
------------------------     Directors
Rory J. Cowan

/s/ Marcia J. Hooper         Director                           October 24, 1997
------------------------
Marcia J. Hooper

/s/ George D. Potter, Jr.    Director                           October 24, 1997
------------------------
George D. Potter, Jr.

                                    EXHIBIT INDEX

    Exhibit                                                          Method
    Number                   Description of Exhibit                of Filing
------------  --------------------------------------------         ----------

     4(a)     Specimen certificate for shares of Common Stock         [i]

     4(b)     Rights Agreement, dated July 15, 1988, between
              the Company and The First National Bank of Boston       [ii]

     5        Opinion of John K. Hyvnar, Esq.                       included

    23(a)     Consent of John K. Hyvnar, Esq.                       included
              (included in Exhibit 5)

    23(b)     Consent of Ernst & Young LLP, independent auditors    included

    24        Power of Attorney (included in page 1 of S-8)         included


-----------------

[i] Incorporated herein by reference is the applicable Exhibit to the Company's Registration Statement on Form S-1, File No. 33-5743.

[ii] Incorporated herein by reference is the applicable Exhibit to the Company's Registration Statement on Form 8-A, filed July 27, 1988.